UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with a change in Randall T. Mays’ positions with CC Media Holdings, Inc. (the “Company”) and Clear Channel Communications, Inc. (“CCU”) from Chief Financial Officer to Vice-Chairman of the Company and CCU, on December 22, 2009, the Company, CCU and Mr. Mays entered into an amended and restated employment agreement (the “Employment Agreement”). In connection therewith and on December 22, 2009, (i) the Company and Mr. Mays entered into an amendment to Mr. Mays’ option agreement (the “Option Agreement”) under which he previously was granted options to purchase common stock of the Company and (ii) the Company, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P. and Mr. Mays entered into a side letter (the “Side Letter”) with respect to Mr. Mays’ rights and obligations under the stockholders agreement between such parties and other management stockholders of the Company.

Complete copies of the Employment Agreement, the amendment to the Option Agreement and the Side Letter are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1.	Amended and Restated Employment Agreement, dated December 22, 2009.

99.2.	Clear Channel 2008 Executive Incentive Plan, Second Amendment to Senior Executive Option Agreement, dated December 22, 2009.

99.3.	Side Letter, dated December 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: December 29, 2009	By:	/s/ HERBERT W. HILL, JR.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

99.1.	Amended and Restated Employment Agreement, dated December 22, 2009.

99.2.	Clear Channel 2008 Executive Incentive Plan, Second Amendment to Senior Executive Option Agreement, dated December 22, 2009.

99.3.	Side Letter, dated December 22, 2009.